CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of Standish, Ayer & Wood Investment Trust:

RE:   Standish Global Fixed Income Asset Fund
      Standish Fixed Income Asset Fund
      Standish International Fixed Income Fund

      We hereby consent to the reference to our Firm under the caption "Independent Accountants" in the Prospectus and the Statement of Additional Information in the in the Post-Effective Amendment No. 91 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended of Standish, Ayer & Wood Investment Trust.


                                    PricewaterhouseCoopers LLP

Boston, Massachusetts
January 28, 1999